Exhibit 99.3

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8300
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY CONTINUES

INTERNATIONAL EXPANSION

Calabasas Hills, CA – February 20, 2013 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced it has entered into an exclusive licensing agreement with Alsea, S.A.B. de C.V., a leading restaurant operator in Latin America, to build and operate The Cheesecake Factory® restaurants.  The agreement provides for the development of a minimum of 12 restaurants over an eight-year period throughout Mexico and Chile with the potential to expand the agreement to four other countries—Argentina, Brazil, Colombia and Peru.  The first restaurant is expected to open in Mexico City by early fiscal 2014.

“Following the extremely successful introduction in 2012 of The Cheesecake Factory® restaurants in the Middle East, we are pleased to announce the continuation of our global growth strategy with another proven operator.  International development is a significant growth vehicle for us, with excellent opportunities in Mexico, Chile and other Latin American countries.  Our agreement with Alsea further strengthens our ability to deliver on our earnings per share growth objectives and enhance shareholder value,” said David Overton, Chairman and CEO.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 177 full-service, casual dining restaurants throughout the U.S., including 162 restaurants under The Cheesecake Factory® mark; 14 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  Internationally, three The Cheesecake Factory® restaurants operate under a licensing agreement.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  To learn more about the Company, visit www.thecheesecakefactory.com.

About Alsea, S.A.B. de C.V.

Alsea is a leading restaurant operator in Latin America of global leading brands in the quick service, coffee shop and casual dining segments. It has a diversified portfolio, with brands such as Domino’s Pizza, Starbucks, Burger King, Chili’s, California Pizza Kitchen, P.F. Chang’s, Pei-Wei and Italianni’s. At the end of 2012, Alsea operated 1,421 units in Mexico, Argentina, Chile and Colombia with more than 27,600 employees. Alsea’s shares are traded on the Mexican Stock Exchange under the ticker symbol ALSEA*.  For more information, please visit www.alsea.com.mx

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, in particular the Company’s ability to expand internationally, including consumer acceptance of its concept, the ability of the Company’s licensee to operate the Company’s concept, and the Company’s ability to deliver on its targeted earnings per share growth objective and increase shareholder value.  In addition, numerous risks outside the Company’s control may cause actual results to be materially different from those stated or implied by forward-looking statements, including factors that impact consumer confidence and spending; current and future macro national and regional economic and credit market conditions; changes in national and regional unemployment rates; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), as set forth below.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

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